UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

Procera Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33691	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4121 Clipper Court, Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 7, 2013, Procera Networks, Inc. filed a Current Report on Form 8-K (the “Initial Report”) to report the Company’s entry into a Share Purchase Agreement with Procera Networks Kelowna ULC, Vineyard Networks Inc., and John Drope & Associates Ltd. (the “Share Purchase Agreement”). This Amendment No. 1 to Current Report on Form 8-K/A, which amends the Initial Report, is being filed solely to file the Share Purchase Agreement as an exhibit. Except as described in this Explanatory Note, no other changes have been made to the Initial Report, and this Amendment No. 1 to Current Report on Form 8-K/A does not amend or update any other information set forth in the Initial Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

2.1*	Share Purchase Agreement, dated January 7, 2013, by and among Procera Networks, Inc., Procera Networks Kelowna ULC, Vineyard Networks Inc. and John Drope & Associates Ltd.

*	The schedules and certain exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules and exhibits will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2013	Procera Networks, Inc.

	By:	/s/ Charles Constanti
	Name:	Charles Constanti
	Title:	Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description

2.1*	Share Purchase Agreement, dated January 7, 2013, by and among Procera Networks, Inc., Procera Networks Kelowna ULC, Vineyard Networks Inc. and John Drope & Associates Ltd.

*	The schedules and certain exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules and exhibits will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.